Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-289792, No. 333-288823 and No. 333-288454), and Form S-8 (No. 333-282666 and No. 333-292687) of our report dated March 31, 2026, with respect to the consolidated financial statements of Alpha Cognition, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ CBIZ CPAs P.C.

San Diego, California

March 31, 2026